Exhibit 10.8

CONFORMED COPY

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

dated as of October 28, 2005

among

UNIVERSAL COMPRESSION, INC.,

in its individual capacity and as the initial Manager

UCO COMPRESSION 2005 LLC,
as Issuer

WELLS FARGO BANK
NATIONAL ASSOCIATION,

as Indenture Trustee

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Bank Agent

THE VARIOUS FINANCIAL INSTITUTIONS that may from time to time become parties hereto as UCI Lenders

and

JPMorgan Chase Bank, N.A.,

in its individual capacity and as Intercreditor Collateral Agent

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of October 28, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) is among:

(i)            Universal Compression, Inc., a Texas corporation, in its individual capacity (in such capacity, together with its successors and permitted assigns, “UCI”), and as the initial Manager under the Management Agreement (in such capacity, the “Manager”);

(ii)           UCO Compression 2005 LLC, a Delaware limited liability company (together with its successors and permitted assigns, “UCO 2005”);

(iii)          Wells Fargo Bank, National Association, as indenture trustee under the hereinafter defined Securitization Indenture for the benefit of the Noteholders and the other Persons set forth therein (in such capacity, together with its successors and permitted assigns, the “Indenture Trustee”);

(iv)          Wachovia Bank, National Association, as administrative agent on behalf of the Bank Lenders as hereinafter defined (in such capacity, together with its successors and permitted assigns, the “Bank Agent”);

(v)           JPMorgan Chase Bank, N.A., in its individual capacity and as collateral agent for the Securitization Secured Parties (as defined herein), the UCI Lenders (as defined herein) and UCI (in such capacity, together with its successors and permitted assigns, the “Intercreditor Collateral Agent”); and

(vi)          The Additional UCI Lenders that from time to time become a party hereto in accordance with Section 13 hereof.

RECITALS

(1)           WHEREAS, UCI, in its individual capacity and as Manager, will receive from time to time Collections relating to the Domestic Contract Compression Business of (a) UCI and its subsidiaries and (b) UCO 2005; and

(2)           WHEREAS, the parties hereto desire to execute and deliver this Agreement to set forth certain agreements among them with respect to such Collections as provided below.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Rules of Usage; Definitions.

(a)           The following rules of usage shall apply to this Agreement (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein.

(i)            The defined terms in this Agreement shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender.

(ii)           Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

(iii)          Except as otherwise expressly provided, any definition defined herein shall be equally applicable to the singular and plural forms of the terms defined.

(iv)          Except as otherwise expressly provided, references in this Agreement to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to this Agreement.

(v)           References to any Person shall include such Person, its successors and permitted assigns and transferees.

(vi)          Except as otherwise expressly provided, reference to any agreement means such agreement as amended, restated, modified, extended or supplemented from time to time in accordance with the applicable provisions thereof.

(vii)         Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement thereof, or restatement thereof.

(viii)        When used in this Agreement, words such as “hereunder,” “hereto,” “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement (including any other document to the extent incorporated or referred to herein (whether or not actually attached hereto)) and not to any particular article, section, subsection, paragraph or clause hereof.

(ix)           References to “including” means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to any enumeration of specific matters, to matters similar to those specifically mentioned.

(x)            All terms used in the UCC and not specifically defined in this Agreement are used therein as defined in the UCC; provided, however, that references in this Agreement to any section of the UCC shall mean, on or after the effective date of the adoption of any revision to the UCC in the applicable jurisdiction, such revised or successor section thereto.

(xi)           Except as otherwise expressly provided, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

(b)           Definitions.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the content otherwise requires, have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional UCI Lenders” means any Person that is a UCI Lender other than a Bank Lender and executes and delivers a “Supplemental Agreement” substantially in the form of Exhibit “B” attached hereto pursuant to and in accordance with the terms of Section 13 hereof.

“Agreement” has the meaning specified in the preamble hereto.

“Allocated Collections” means all or any portion of the Collections as of any date of determination that have been allocated pursuant to the provisions of Sections 7 and 8 of this Agreement.

“Allocation Accounting Firm” has the meaning specified in Section 7(a)(ii) hereof.

“Ambac” means Ambac Assurance Corporation, a stock insurance corporation organized and existing under the laws of the state of Wisconsin, together with its successors and permitted assigns.

“Bank Agent” has the meaning specified in clause (iv) of the preamble hereto.

“Bank Collateral” means any collateral in which the Bank Agent has been granted a security interest by UCI, UCH, and certain of their subsidiaries to secure the obligations under the Bank Credit Agreement.

“Bank Collateral Agreement” means collectively that certain (a) Collateral Agreement, dated as of January 14, 2005, by UCI and UCH in favor of the Bank Agent, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms, (b) Pledge and Security Agreement, dated as of January 14, 2005, by certain of the subsidiaries of UCI in favor of the Bank Agent, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (c) any other Security Instrument (as defined in the Bank Credit Agreement) from time to time outstanding.

“Bank Credit Agreement” means that certain Senior Secured Credit Agreement, dated as of January 14, 2005, among UCI, UCH, UC Canadian Partnership Holdings Company, the Bank Agent, Congress Financial Corporation (Canada), and the Bank Lenders, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Bank Default” means an Event of Default (as defined in the Bank Credit Agreement) that has occurred and is continuing under the Bank Credit Agreement.

“Bank Documents” means the Bank Credit Agreement, the Bank Collateral Agreement, the Secured Hedging Agreements and each other agreement, document or instrument executed in connection with the Bank Credit Agreement or the Bank Collateral Agreement.

“Bank Lenders” means the lenders from time to time party to the Bank Credit Agreement and the counterparties to the Secured Hedging Agreements.

“Bankruptcy Code” means the Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Houston, Texas are authorized or obligated by law, executive order or governmental decree to be closed.

“Collateral” means the Securitization Collateral and the Non-Securitization Collateral.

“Collection Parties” means the Securitization Secured Parties and the UCI Lenders.

“Collections” means cash, checks and other instruments or any other method of payment and all other amounts whatsoever owned by, owing to or paid to (a) UCI or its subsidiaries, (b) UCI in its capacity as Manager, or (c) UCO 2005, in each case from time to time.

“Compressor” means a natural gas or coal methane compressor equipment unit, together with any tangible components thereof, all related appliances, parts, accessories, appurtenances, accessions, additions, improvements, replacements thereto, all other equipment or components of any nature from time to time incorporated or installed therein and all substitutions for any of the foregoing.

“Disputed Allocations” has the meaning specified in Section 7(c) hereof.

“Domestic Contract Compression Business” means (i) with respect to UCI, the natural gas compression contract business of UCI and its subsidiaries in the United States of America and (ii) with respect to UCO 2005, the natural gas compression contract business of UCO 2005 in the United States of America.

“Enhancement Agreement” is defined in Appendix A to the Securitization Indenture.

“Indenture Trustee” has the meaning specified in clause (iii) of the preamble hereto.

“Intercreditor Collateral Agent” has the meaning specified in clause (v) of the preamble hereto.

“Interest Rate Hedge Provider” means any counterparty to a cap, collar or other hedging instrument permitted to be entered into pursuant to the Securitization Indenture.

“Letter Agreement” means either or both as the context may require of (a) that certain letter agreement, dated October 28, 2005, between UCI, in its individual capacity and as Manager, Ambac and the other parties thereto, and (b) that certain letter agreement, dated October 28, 2005, between UCI, in its individual capacity and as Manager, Wachovia Capital Markets, LLC, as Deal Agent, and the other parties thereto, as each may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

“Lien” means any security interest, lien (statutory or other), charge, pledge, equity, mortgage, hypothecation, assignment for security or encumbrance of any kind or nature whatsoever.

“Lockbox Account” means the lockbox account number 972641, and the related separate bank deposit account, account number 636283392 maintained in the name of the Intercreditor Collateral Agent for the benefit of the Collection Parties and UCI with the Intercreditor Collateral Agent.  The remittance address to be used for payments and deposits to the Lockbox Account is Universal Compression, Inc., P.O. Box 972641, Dallas, Texas 75397-2641.

“Lockbox Agreements” has the meaning specified in Section 22 hereof.

“Management Agreement” means that certain Management Agreement, dated as of October 28, 2005 by and between the Manager and UCO 2005, as such agreement may be amended, modified or supplemented from time to time.

“Manager” has the meaning specified in clause (i) of the preamble hereto.

“Misallocation” has the meaning specified in Section 7(b)(iii) hereof.

“Non-Securitization Collateral” means (i) all Compressors and other assets received by UCI or the Manager that do not constitute Securitization Collateral and (ii) all Non-Securitization Collections.

“Non-Securitization Collections” means all Collections received by UCI and/or the Manager that do not constitute Securitization Collections.

“Noteholder” means a Person in whose name a Note is registered in accordance with the terms of the Securitization Indenture.

“Notes” means any of the promissory notes executed by UCO 2005 and authenticated by or on behalf of the Indenture Trustee pursuant to and issued under the Securitization Indenture.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership or other entity.

“Related Documents” is defined in Appendix A to the Securitization Indenture.

“Repetitive Wire Instructions” means a notice substantially in the form of Exhibit “A” attached hereto.

“Requisite Global Majority” is defined in Appendix A to the Securitization Indenture.

“Returned Items” has the meaning specified in Section 9(b)(ii) hereof.

“Secured Hedging Agreements” has the meaning assigned in the Bank Collateral Agreement.

“Securitization Account” has the meaning specified in Section 7(b)(ii) hereof, which account shall initially be the Trust Account.

“Securitization Accountants” has the meaning specified in Section 7(a)(ii) hereof.

“Securitization Collateral” means, collectively, all right, title and interest of UCO 2005 in the property and rights subject to the security interest granted by UCO 2005 under the Securitization Indenture (including, without limitation, the Securitization Compressors and the User Contracts).

“Securitization Collections” has the meaning specified in Section 2 hereof.

“Securitization Compressors” means, as of any date of determination, all Compressors owned by UCO 2005 as of such date.

“Securitization Default” means a Manager Default (as defined in Appendix A to the Securitization Indenture), an Event of Default (as defined in Appendix A to the Securitization Indenture) or a UCI Event (as defined in Appendix A to the Securitization Indenture).

“Securitization Documents” means the Securitization Indenture, the Enhancement Agreements, the Management Agreement, each other Related Document (as defined in Appendix A to the Securitization Indenture), the Letter Agreement and each other agreement, document or instrument executed in connection with the Securitization Indenture.

“Securitization Indenture” means that certain Indenture, dated as of October 28, 2005 between UCO 2005 and the Indenture Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Securitization Obligations” means, collectively, (a) any and all sums owing (i) to the Noteholders under the Securitization Indenture, (ii) to any Series Enhancer, including under any Enhancement Agreement, (iii) to the Indenture Trustee under the Securitization Indenture or any other Securitization Document and (iv) to the Interest Rate Hedge Providers and (b) without duplication of amounts described in clause (a), all other obligations, direct or contingent, joint, several or independent of UCO 2005, or any other obligor under the Securitization Documents now or hereafter existing, due or to become due, including any interest accruing subsequent to the filing of a petition in bankruptcy, whether or not such interest is an allowed claim under applicable law.

“Securitization Secured Parties” means, collectively, the Indenture Trustee, UCO 2005, each Series Enhancer, each Interest Rate Hedge Provider and the Noteholders.

“Series Enhancer” is defined in Appendix A to the Securitization Indenture.

“Trust Account” is defined in Appendix A to the Securitization Indenture.

“UCC” means the Uniform Commercial Code (or any successor statute) of the State of New York as in effect from time to time or of any other state or jurisdiction the laws of which are required by Section 9-301 thereof to be applied in connection with the issue of perfection of security interests.

“UCH” means Universal Compression Holdings, Inc.

“UCI” has the meaning specified in clause (i) of the preamble hereto.

“UCI Account” means account no. 636283384 maintained with the Intercreditor Collateral Agent on behalf of and in the name of UCI.

“UCI Accountants” has the meaning specified in Section 7(a)(ii).

“UCI Lender Documents” means the credit agreements, reimbursement agreements, Secured Hedging Agreements, lease agreements, indentures, including, without limitation, the Bank Documents, that UCI has entered into, or may enter into in the future, with various UCI Lenders, pursuant to which UCI has granted or may in the future grant to any or all such UCI Lenders, a security interest in and Liens on any Non-Securitization Collateral.

“UCI Lenders” means the various lenders, lessors and/or owners, including, without limitation, the Bank Agent, the Bank Lenders and each Additional UCI Lender, with which UCI has entered into, or may enter into in the future, any UCI Lender Document.

“UCI Obligations” means any and all sums owing under the UCI Lender Documents and all other obligations, direct or contingent, joint, several or independent of UCI or any other obligor under the UCI Lender Documents now or hereafter existing, due or to become due, including any interest accruing subsequent to the filing of a petition in bankruptcy, whether or not such interest is an allowed claim under applicable law.

“UCO 2005” has the meaning specified in clause (ii) of the preamble hereto.

“Unallocated Collections” has the meaning specified in Section 7(a)(ii) hereof.

 “User” means any Person (other than UCO 2005) that contracts or subcontracts for the service of any Securitization Compressor.

“User Contract” means any contract with respect to the service of one or more Securitization Compressors entered into between the UCO 2005 (or UCI acting on behalf of UCO 2005), as obligor, and a User, as obligee.

Section 2.               Securitization Collections.  The following shall constitute the “Securitization Collections”:

(a)           all Collections in respect of UCO 2005’s Domestic Contract Compression Business, including, without limitation, any and all contract payments under User Contracts of the Securitization Compressors;

(b)           all Collections in respect of the sale, transfer or disposition of any Securitization Collateral and all Collections in respect of any casualty or other event of loss affecting any Securitization Collateral; and

(c)           all proceeds and products of any and all of the foregoing.

Section 3.               Acknowledgments Regarding Securitization Collateral.  Each UCI Lender party hereto hereby acknowledges and agrees that, until all Securitization Obligations shall have been paid in full in cash:

(a)           In the event that any Liens on or security interest in all or any portion of the Securitization Collateral at any time exists in favor of any UCI Lenders, each such UCI Lender will, immediately upon the request of the Indenture Trustee, release or otherwise terminate such security interest in and Lien upon such Securitization Collateral and such UCI Lender will immediately deliver such release documents as the Indenture Trustee may require in connection therewith.

(b)           Without limiting the agreements contained in paragraph (a) above, all security interests in or Liens on the Securitization Collateral now or at any time hereafter granted by UCO 2005 to the Indenture Trustee or, pursuant to the Securitization Documents, secure the Securitization Obligations and shall be prior, paramount, and superior to any and all Liens and security interests, if any, on or in such Securitization Collateral heretofore, now or at any time hereafter granted by UCI to any UCI Lender, either pursuant to the UCI Lender Documents or otherwise (and, as such, any interest of any UCI Lender in the Securitization Collections and the Securitization Collateral shall be at all times subordinated to the interest of the Indenture Trustee therein), regardless of the date of execution of any such Lien documents or the order of filing of any of them for record in any public office.  The Lien priorities provided in this Section 3(b) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Securitization Obligations or the Securitization Documents, on the one hand, or the UCI Obligations or the UCI Lender Documents, on the other hand, nor by any action or inaction which the Indenture Trustee, or any other beneficiary under the Securitization Indenture may take or fail to take in respect of the Securitization Collections and the Securitization Collateral.

(c)           Each UCI Lender hereby fully, unconditionally and irrevocably disclaims, waives, relinquishes and releases any right, title or interest (including any Lien) it may have, now or in the future, to the Securitization Collateral, including, without limitation, to (i) foreclose or otherwise realize upon, or attempt to foreclose or otherwise realize upon any of the Securitization Collateral, including, without limitation, the Securitization Collections, or assert any claims or interests therein, or (ii) seek to obtain possession of or issue or cause to be issued any levies, garnishments, attachments, or other legal process of any kind or nature against any of the Securitization Collateral, including, without limitation, the Securitization Collections, or (iii) contact any Users or other Persons that are account debtors or obligees with respect to any

Securitization Collateral, to the extent such contact relates to any User Contract or other Securitization Collateral.

Section 4.               Acknowledgment Regarding Non-Securitization Collateral.  The Indenture Trustee hereby acknowledges and agrees that, so long as any UCI Obligations are outstanding:

(a)           In the event that any Liens on or security interest in all or any portion of the Non-Securitization Collateral at any time exists in favor of the Indenture Trustee, the Indenture Trustee will, immediately upon the request of UCI or the Bank Agent, release or otherwise terminate such security interest in and Lien upon such Non-Securitization Collateral and the Indenture Trustee will immediately deliver such release documents as UCI or the Bank Agent may require in connection therewith.

(b)           Without limiting the agreements contained in paragraph (a) above, all security interests in or Liens on the Non-Securitization Collateral now or at any time hereafter granted by UCI to any UCI Lender pursuant to the UCI Lender Documents, secure the UCI Obligations and shall be prior, paramount, and superior to any and all Liens and security interests, if any, on or in such Non-Securitization Collateral heretofore, now or at any time hereafter granted to the Indenture Trustee, either pursuant to the Securitization Documents or otherwise (and, as such, any interest of the Indenture Trustee in the Non-Securitization Collections and the Non-Securitization Collateral shall be at all times subordinated to the interest of any such UCI Lender), regardless of the date of execution of any such Lien documents or the order of filing of any of them for record in any public office.  The Lien priorities provided in this Section 4(b) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the UCI Obligations or the UCI Lender Documents, on the one hand, or the Securitization Obligations or the Securitization Documents, on the other hand, nor by any action or inaction which the UCI Lenders may take or fail to take in respect of the Non-Securitization Collateral.

(c)           The Indenture Trustee hereby fully, unconditionally and irrevocably disclaims, waives, relinquishes and releases any right, title or interest (including any Liens) it may have, now or in the future, to the Non-Securitization Collateral, including, without limitation, to (i) foreclose or otherwise realize upon, or attempt to foreclose or otherwise realize upon any of the Non-Securitization Collateral, or assert any claims or interests therein, or (ii) seek to obtain possession of or issue or cause to be issued any levies, garnishments, attachments, or other legal process of any kind or nature against any of the Non-Securitization Collateral, or (iii) contact any parties who are account debtors or obligees with respect to Non-Securitization Compressors to the extent such contact relates to the Non-Securitization Collateral.

Section 5.               Intercreditor Collateral Agent.

(a)           Appointment.  Each of the Collection Parties and UCI hereby designates the Intercreditor Collateral Agent to act, and the Intercreditor Collateral Agent hereby accepts such designation to act, as specified herein and as such Collection Party’s nominee and agent under the UCI Lender Documents and under the Securitization Documents, as the case may be, and, in the case of UCI, to act as UCI’s nominee and agent under the UCI Lender Documents, the Securitization Documents and otherwise for UCI in its own capacity, to hold for such Collection Party’s and UCI’s respective benefit, as its interest may appear, all Collections from the Collateral that may from time to time be in the possession or control of the Intercreditor Collateral Agent in the Lockbox Account.  Without prejudice to the rights of the Collection Parties to enforce the Securitization Documents and the UCI Lender Documents, as applicable, each of the Collection Parties and UCI hereby irrevocably authorizes the Intercreditor Collateral Agent to take such action, to exercise such powers and remedies and to perform such duties hereunder as are specifically provided or delegated to or required of the Intercreditor Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto.  The Intercreditor Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

(b)           Duties of Intercreditor Collateral Agent.

(i)            The Intercreditor Collateral Agent shall not be deemed to have any knowledge (imputed or otherwise) of:  (A) any of the terms or conditions of the UCI Lender Documents, the Securitization Documents or any documents referred to therein or relating to any financing arrangement between or among any of the Collection Parties and/or UCI, or any other party, or any breach thereof, or (B) any occurrence or existence of a default thereunder.  The Intercreditor Collateral Agent has no obligation to inform any Person of any breach under any such UCI Lender Document or Securitization Document or take any action in connection with any of the foregoing, except such actions as are specified in this Agreement.

(ii)           The Intercreditor Collateral Agent is not responsible for the enforceability or validity of any security interest in the Collateral and the Lockbox Account.

(iii)          The Intercreditor Collateral Agent shall have no duties or responsibilities to the Collection Parties or UCI except those expressly set forth or described herein and the duty to exercise “ordinary care” with respect to the Collections in its possession or under its control and as required by applicable law.  With respect to the immediately preceding sentence, the Intercreditor Collateral Agent shall be deemed to have exercised “ordinary care” if its action or failure to act is in conformity with general banking usages or is otherwise in accordance with commercially reasonable practices of the banking industry.  Except as set forth above with respect to the Intercreditor Collateral Agent’s duties with respect to the Collections in its possession or under its control, neither the Intercreditor Collateral Agent nor any of its officers, directors, employees or agents shall be liable to the Collection Parties or UCI for any action taken or omitted by it as such hereunder, or in connection herewith, unless caused by its or their gross negligence or willful misconduct.

(iv)          The duties of the Intercreditor Collateral Agent as agent of the Collection Parties and UCI shall be mechanical and administrative in nature.  The Intercreditor Collateral Agent shall not have, by reason of this Agreement or any Securitization Document or UCI Lender Document, a fiduciary relationship in respect of any Collection Parties or UCI and nothing herein expressed or implied, is intended to or shall be so construed as to impose upon the Intercreditor Collateral Agent any obligations in respect of any Securitization Document or UCI Lender Document except as expressly set forth herein.  The Intercreditor Collateral Agent shall not be liable for consequential, incidental or special damages even if it has been advised of the possibility of same.  The Intercreditor Collateral Agent shall not be liable for failure to perform its obligations when the failure arises out of causes beyond its control, including, without limitation, an act of a governmental or regulatory authority, an act of God, accident, equipment failure, labor disputes or system failure, provided it has exercised commercially reasonable diligence with respect thereto.

(c)           Reliance of the Intercreditor Collateral Agent.  The Intercreditor Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message that the Intercreditor Collateral Agent reasonably believes in good faith to be signed, sent or made by any apparently authorized person or entity, with respect to all matters pertaining to the Collateral (including, without limitation, the Collections) and the Lockbox Account and its duties hereunder.  Neither any Collection Party nor UCI shall have any right of action whatsoever against the Intercreditor Collateral Agent as a result of the Intercreditor Collateral Agent acting or refraining from acting based upon instructions given to the Intercreditor Collateral Agent pursuant to and consistent with this Agreement to so act or refrain from acting, provided that such action or refraining from acting is in accordance with this Agreement.  Unless expressly provided herein, the Intercreditor Collateral Agent shall have a reasonable opportunity to act after the receipt of any notice or instruction as described herein.

Section 6.               Establishment of Accounts; Deposit of Collections.

(a)           UCI shall cause the Lockbox Account to be maintained with the Intercreditor Collateral Agent.  The Lockbox Account shall at all times be held in the name of, and under the exclusive dominion and control of, the Intercreditor Collateral Agent for the benefit of the Collection Parties and UCI, at the expense of UCI.  UCI in its individual capacity agrees that the Lockbox Account shall be under the exclusive dominion and control of the Intercreditor Collateral Agent and that it shall not, and shall have no right to, make withdrawals therefrom, give any instructions with respect thereto, or have access thereto, except with respect to Non-Securitization Collections constituting Non-Securitization Collateral to the extent provided in Section 7(b)(i) hereof and with respect to Securitization Collections constituting Securitization Collateral pursuant to Section 7(b)(ii) hereof.  The Collection Parties hereby agree that the Lockbox Account shall be under the exclusive dominion and control of the Intercreditor Collateral Agent and the Collection Parties shall not, and shall have no right to, make withdrawals therefrom, give any instructions with respect thereto, or have access thereto.  Each of UCI and the Intercreditor Collateral Agent agrees that it shall not transfer any funds from the Lockbox Account to the Securitization Account or the UCI Account or to any other account unless such transfer is in accordance with Section 7 or Section 8 hereof.

(b)           Without limiting the effectiveness of the security interests or Liens granted under the Securitization Indenture or any other Securitization Document, UCO 2005, hereby assigns, conveys, mortgages and hypothecates to the Intercreditor Collateral Agent, for the benefit of the Indenture Trustee, and hereby pledges and grants to the Intercreditor Collateral Agent, for the benefit of the Indenture Trustee, a security interest in and a continuing Lien on, all of UCO 2005’s right, title and interest, whether now owned or existing or hereafter created or acquired in, to and under the Lockbox Account, including, without limitation, any and all deposits, monies, securities or other property (including any investment property) from time to time in or constituting the Lockbox Account, including any Collections in respect of any Securitization Collateral, as security for its obligations under this Agreement and the Securitization Documents.

(c)           UCI, in its own capacity, as Manager under the Securitization Documents and as manager and/or collection agent from time to time for various third parties, in each such capacity, hereby assigns, conveys, mortgages and hypothecates to the Intercreditor Collateral Agent, for the benefit of the UCI Lenders and the Securitization Secured Parties (and the successors and assigns of any of them), and hereby pledges and grants to the Intercreditor Collateral Agent, for the benefit of the UCI Lenders and the Securitization Secured Parties (and for the benefit of the successors and assigns of any of them), as their interests may appear, a security interest in and a continuing Lien on, all of UCI’s right, title and interest, whether now owned or existing or hereafter created or acquired in, to and under Lockbox Account, including, without limitation, any and all deposits, monies, securities or other property (including any investment property) from time to time in or constituting the Lockbox Account, including any Collections from the Domestic Contract Compression Business in respect of any Securitization Collateral and Non-Securitization Collateral, as security for its obligations under this Agreement, the Securitization Documents and the UCI Lender Documents.

(d)           The parties hereto each agree and acknowledge that (i) the security interests and Liens granted pursuant to this Section 6 constitute “control” under and for purposes of Section 9-104(a)(1) of the UCC for the benefit of the various parties named herein, (ii) JPMorgan Chase Bank, N.A., in its individual capacity and as the Intercreditor Collateral Agent, will, for purposes of Section 9-104(a)(2) and Sections 8-106 and 8-501 of the UCC, for the benefit of the Indenture Trustee, comply with instructions originated by the Indenture Trustee (as directed by the Requisite Global Majority) directing the disposition of the funds in the Lockbox Account that are properly allocable to the Securitization Collateral pursuant to Section 7 and 8 hereof without further notice by or to any party and (iii) the Intercreditor Collateral Agent’s jurisdiction for purposes of Article 9-304 of the UCC is New York.  Notwithstanding the foregoing, the Intercreditor Collateral Agent and each of the Collection Parties agree that UCI shall have the right to allocate Collections in the Lockbox Account to the extent provided in Section 7(a)(i), 7(a)(ii), 7(c) or 8(a) hereof and disburse any Non-Securitization Collections to the extent so permitted in accordance with Section 7(b)(i) hereof.

(e)           UCI shall (i) cause all Collections with respect to the Domestic Contract Compression Business, including, without limitation, all contract payments made by Users, account debtors, obligees or sub-obligees of Securitization Compressors and by account debtors, obligees or sub-obligees of any Non-Securitization Compressors, all casualty proceeds from Securitization Compressors and Non-Securitization Compressors, all other payments from the Domestic Contract Compression Business in respect of the Securitization Collateral and Non-Securitization Compressors paid by account debtors, and other obligors in respect thereof, to be deposited directly in, or credited directly to, the Lockbox Account and (ii) notify all persons and entities obligated to UCI, or making payments to UCI for the benefit of any other Person, in respect of the Domestic Contract Compression Business to make all such payments directly into the Lockbox Account.

Section 7.               Allocation of Collections; Disbursements of Collections.

(a)           Allocations.

(i)            On each Business Day, UCI shall allocate all Collections then on deposit in or constituting the Lockbox Account between Securitization Collections and Non-Securitization Collections and provide written notice thereof (which notice may be made by facsimile or electronic mail) to the Indenture Trustee and the Bank Agent prior to the close of business on the day on which such allocations are made.  UCI will do monthly reallocations of Collections related to Securitization Compressors transferred in or out of the Securitization Collateral during such period.

(ii)           In the event the Bank Agent at any time or for any reason questions any Allocated Collection, UCI agrees to promptly cooperate and direct the UCI Accountants (as defined below) to work with the Bank Agent and its representatives to explain such Allocated Collection and provide such other information regarding same as reasonably requested from time to time by the Bank Agent.  The Indenture Trustee (at the direction of the Requisite Global Majority or as otherwise provided in the Letter Agreement) may appoint an independent accounting firm (the “Securitization Accountants”) to examine, at such times and in such manner as set forth in the second sentence of Section 1 of the Letter Agreement, the books and records of UCI that would constitute the basis for properly allocating any Collections then on deposit in the Lockbox Account that have theretofore not been allocated (collectively, the “Unallocated Collections”), including, without limitation, all User Contracts and related invoices in respect thereof, and such Securitization Accountants shall cooperate with UCI’s in-house accountants (the “UCI Accountants”) (and UCI hereby agrees that it shall direct the UCI Accountants to cooperate with the Securitization Accountants so appointed by the Indenture Trustee) to determine the allocation of such Unallocated Collections and the Bank Agent shall have the right to have its representatives present during all such calls and meetings and UCI shall cause the Bank Agent to be contemporaneously copied on all written information regarding the determination of such allocations in each case; provided, however, that if the UCI Accountants and the Securitization Accountants are not able to agree on the allocation of such Unallocated Collections within five (5) Business Days, then UCI (with the written approval of the Bank Agent, which approval shall not be unreasonably withheld or delayed) and the Indenture Trustee (at the direction of the Requisite Global Majority), within one (1) Business Day after such five (5) Business Day period expires, shall select another nationally recognized accounting firm (the “Allocation Accounting Firm”) which is reasonably acceptable to UCI and the Indenture Trustee to determine the proper allocation of such Unallocated Collections.  The determination of such Allocation Accounting Firm shall be final and binding upon UCI, the Bank Agent, the other UCI Lenders, the Indenture Trustee and the Requisite Global Majority, and UCI shall promptly provide notice of such appointment to the Bank Agent.  UCI agrees that it shall make the Bank Agent privy to all communications involving the Allocation Accounting Firm relating to the proper allocation of such Unallocated Collections and the Bank Agent shall be entitled to communicate with UCI and the Allocation Accounting Firm regarding the same.  UCI shall allocate all Unallocated Collections (a) as mutually agreed by the UCI Accountants and the Securitization Accountants or (b) as determined by the Allocation Accounting Firm pursuant to this Section 7(a)(ii), as applicable, and in each case provide written notice thereof (which notice may be made by facsimile or electronic mail) to the Indenture Trustee and the Bank Agent prior to the close of business on the day on which such allocations are made.  All fees, costs and expenses of the Securitization Accountants and the Allocation Accounting Firm under this Section 7(a)(ii) shall be paid in accordance with the Letter Agreement.

(iii)          In the event that UCI is replaced as Manager, then allocations of Collections pursuant to Section 7(a)(i) or 7(a)(ii) above shall be made in good faith based upon the information provided by the then current Manager.

(iv)          Notwithstanding anything contained herein to the contrary, each of the parties hereto agrees that the provisions of Sections 3 and 4 above constitute a “subordination agreement” for purposes of Section 510(a) of the Bankruptcy Code.

(v)           Each party hereto agrees that it will abide by allocations of Collections held in the Lockbox Account made in accordance with this Section 7(a).

(b)           Disbursements.

(i)            So long as the Intercreditor Collateral Agent has not received notice pursuant to Section 8(b) or 8(c) to the effect that a Securitization Default or Bank Default, respectively, has occurred (and had a commercially reasonable opportunity to act thereon) on any Business Day, after UCI makes any allocation of Collections pursuant to Sections 7(a)(i), 7(a)(ii), 7(c) or 8(a) hereof, UCI may use electronic banking methods acceptable to the Intercreditor Collateral Agent and consistent with past practice to direct the Intercreditor Collateral Agent to transfer collected funds from the Lockbox Account to the UCI Account in an amount in the aggregate equal to the Allocated Collections constituting Non-Securitization Collections, prior to the close of business on such day; provided, however, (i) if such electronic banking methods are not available due to force majeure, such transfer shall be made as promptly as practicable after such electronic banking methods resume and (ii) to the extent UCI is obligated by Applicable Law to obtain evidence of approvals to make such transfers and it is not practicable to obtain such evidence or approvals on such Business Day, such transfer shall be made by noon Central Time on the next Business Day.  After the occurrence of a Securitization Default or a Bank Default, Allocated Collections constituting Non-Securitization Collections shall be disbursed in accordance with Section 8(c) hereof.

(ii)           So long as the Intercreditor Collateral Agent has not received notice pursuant to Section 8(b) or 8(c) to the effect that a Securitization Default or a Bank Default, respectively, has occurred (and has had a commercially reasonable opportunity to act thereon), on the same Business Day as UCI makes any allocation of Collections pursuant to Section 7(a)(i), 7(a)(ii), 7(c) or 8(a) hereof, prior to the close of business on such day, UCI will use electronic banking methods acceptable to the Intercreditor Collateral Agent and consistent with past practice to direct the Intercreditor Collateral Agent to transfer funds from the Lockbox Account to the Trust Account or the account specified by the Indenture Trustee (at the direction of the Requisite Global Majority) in the then current Repetitive Wire Instructions delivered to the Intercreditor Collateral Agent (such account, or any other account that may be specified by the Indenture Trustee in a subsequent delivery of Repetitive Wire Instructions, the “Securitization Account”) in an amount equal to the Allocated Collections constituting Securitization Collections.  After the occurrence of a Securitization Default or a Bank Default, Allocated Collections constituting Securitization Collections shall be disbursed in accordance with Section 8(b) hereof.

(iii)          In the event that an allocation of Collections under Section 7(a) or disbursement of Allocated Collections pursuant to Section 7(b) is made to (A) the UCI Account in excess of the Non-Securitization Collections or (B) the Securitization Account in excess of the Securitization Collections (any such event in clauses (A) and (B) above, a “Misallocation”), then UCI shall immediately notify the Indenture Trustee and the Bank Agent thereof, and (x) in the case of a Misallocation described in clause (A) above, UCI and the UCI Lenders and (y) in the case of a Misallocation described in clause (B) above, the Indenture Trustee, shall, upon receipt of such written notice from UCI to the effect of the foregoing, hold such amount for the benefit of the Intercreditor Collateral Agent and the Securitization Secured Parties or the UCI Lenders, as applicable, and remit and payover any and all such amounts received to the Intercreditor Collateral Agent for proper allocation in accordance with the provisions of Section 7(a) above or Section 7(c) or 8(a) below (as applicable), to the extent that such amounts are still held by such Person.  In the event that any Misallocation occurs, UCI covenants and agrees to deposit into the Lockbox Account an amount in cash equal to such Misallocation (net of any portion thereof that has been paid over by the UCI Lenders or the Indenture Trustee pursuant to the preceding sentence) for proper allocation and disbursement in accordance with the provisions hereof within three (3) Business Days after the earlier of the date on which UCI shall have knowledge thereof and the date on which UCI receives notice from any other Person (including pursuant to the procedures described in Section 7(c) hereof) of such Misallocation.

(c)           Disputed Allocations.

(i)            In the event that the Indenture Trustee (acting at the direction of the Requisite Global Majority) disputes the allocation of any Allocated Collections in good faith (any such disputed allocation of Collections, collectively, the “Disputed Allocations”), then in such event the Indenture Trustee (at the direction of the Requisite Global Majority or as otherwise provided in the Letter Agreement) may appoint the Securitization Accountants to examine, at such times and in such manner as set forth in the second sentence of Section 1 of the Letter Agreement, the books and records of UCI which constitute the basis for properly allocating such Disputed Allocations, including, without limitation, all User Contracts and related invoices in respect thereof, and such Securitization Accountants shall cooperate with the UCI Accountants (and UCI hereby agrees that it shall direct the UCI Accountants to cooperate with the Securitization Accountants so appointed by the Indenture Trustee) to determine the allocation of such Disputed Allocations and the Bank Agent shall have the right to have its representatives present during all such calls and meetings and UCI shall cause the Bank Agent to be contemporaneously copied on all written information regarding the determination of such Disputed Allocations in each case; provided, however, that if the UCI Accountants and the Securitization Accountants are not able to agree on the allocation of such Disputed Allocations within five (5) Business Days, then UCI (with the written approval of the Bank Agent, which approval shall not be unreasonably withheld or delayed) and the Indenture Trustee (at the direction of the Requisite Global Majority), within one (1) Business Day after such five (5) Business Day period expires, shall appoint the Allocation Accounting Firm to determine the proper allocation of such Disputed Allocations.  The determination of such Allocation Accounting Firm shall be final and binding upon UCI, the Bank Agent, the Other UCI Lenders, the Indenture Trustee and the Requisite Global Majority.  UCI shall allocate all Disputed Allocations (i) as mutually agreed by the UCI Accountants and the Securitization Accountants or (ii) as determined by the Allocation Accounting Firm pursuant to this Section 7(c), as applicable, and in each case provide written notice thereof (which notice may be made by facsimile or electronic mail) to the Indenture Trustee and the Bank Agent prior to the close of business on the day on which such allocations are made.  All fees, costs and expenses of the Securitization Accountants and the Allocation Accounting Firm under this Section 7(c) shall be paid in accordance with the Letter Agreement.

(ii)           In the event the Bank Agent at any time or for any reason questions any Allocated Collection, UCI agrees to promptly cooperate and direct the UCI Accountants to work with the Bank Agent and its representatives to explain such Allocated Collection and provide such other information regarding same as reasonably requested from time to time by the Bank Agent.

Section 8.               Monitoring of Allocation Process; Effect of a Securitization Default; Effect of a Bank Default.

(a)           Monitoring of Allocation Process.  The Indenture Trustee (acting at the direction of the Requisite Global Majority or as otherwise provided in the Letter Agreement) may appoint the Securitization Accountants to examine, at such times and in such manner as set forth in the second sentence of Section 1 of the Letter Agreement, the books and records of UCI that would constitute the basis for properly allocating the Collections, including, without limitation, any User Contracts, contracts, agreements and invoices in respect thereof, and such Securitization Accountants shall (i) cooperate with the UCI Accountants (and UCI hereby agrees that it shall direct the UCI Accountants to cooperate with the Securitization Accountants so appointed by the Indenture Trustee) to determine the allocation of all Collections from time to time on deposit in the Lockbox Account and (ii) have access to such books and records that would constitute the basis for properly allocating the Collections, including, without limitation, any User Contracts, contracts, agreements and invoices in respect thereof, and any other resources of UCI reasonably necessary to monitor the allocation process on a day-to-day basis with respect to all current or future allocations of Collections received by or in the Lockbox Account as set forth in this Agreement; provided, however, that if the UCI Accountants and the Securitization Accountants are not able to agree on the allocation of any such Collections, then UCI (with the written approval of the Bank Agent, which approval shall not be unreasonably withheld or delayed) and the Indenture Trustee (at the direction of the Requisite Global Majority) shall appoint the Allocation Accounting Firm to determine the proper allocation of all such Collections and all future Collection from such date.  The Indenture Trustee shall have no duty to monitor the allocation process pursuant to Section 7 or 8 hereof, and shall take action only upon the receipt of direction from the Requisite Global Majority.  Upon and after the exercise by the Indenture Trustee’s rights under this Section 8(a), UCI shall allocate all Collections then on deposit in the Lockbox Account and all future Collections received by or deposited in the Lockbox Account (x) as mutually agreed by the UCI Accountants and the Securitization Accountants or (y) as determined by the Allocation Accounting Firm pursuant to this Section 8(a), and in each case provide written notice thereof (which notice may be made by facsimile or electronic mail) to the Indenture Trustee and the Bank Agent prior to the close of business on the day on which such allocations are made.  All fees, costs and expenses of the Securitization Accountants and the Allocation Accounting Firm under this Section 8(a) shall be paid in accordance with the Letter Agreement.

(b)           Effect of a Securitization Default.  After the occurrence of a Securitization Default the Indenture Trustee shall notify the Intercreditor Collateral Agent to such effect and after the Intercreditor Collateral Agent has received such notice and has had a commercially reasonable opportunity to act thereon, then, subject to the other provisions of this Agreement and to the terms of the Securitization Documents, (i) the Intercreditor Collateral Agent shall take such steps as may be instructed in writing by the Indenture Trustee (as directed by the Requisite Global Majority) to receive, hold and distribute all or any portion of the Securitization Collateral (including, without limitation, any Securitization Collections) and proceeds thereof and to comply with its other obligations set forth in this Agreement, and (ii)  the Indenture Trustee (at the direction of the Requisite Global Majority) may take such steps as it is entitled to take under the Securitization Documents with respect to enforcement of any Securitization Document and collection and realization of the Securitization Collateral (or any portion thereof) and the proceeds thereof.  In permitting the Indenture Trustee to distribute Securitization Collateral from the Lockbox Account pursuant to this Section 8(b), the Intercreditor Collateral Agent may rely conclusively on the notice provided by the Indenture Trustee to the effect that a Securitization

Default has occurred without conducting any independent investigation thereof and notwithstanding any assertion or evidence to the contrary.

(c)           Effect of a Bank Default.  After the occurrence of a Bank Default the Bank Agent shall notify the Intercreditor Collateral Agent to such effect and after the Intercreditor Collateral Agent has received such notice and has had a commercially reasonable opportunity to act thereon, then, subject to the other provisions of this Agreement and to the terms of the Bank Documents, (i) the Intercreditor Collateral Agent shall take such steps as may be instructed in writing by the Bank Agent to receive, hold and distribute all or any portion of the Bank Collateral and proceeds thereof and to comply with its other obligations set forth in this Agreement, and (ii)  the Bank Agent may take such steps as it is entitled to take under the Bank Documents with respect to enforcement of any Bank Document and collection and realization of the Bank Collateral (or any portion thereof) and the proceeds thereof.  In permitting the Indenture Trustee to distribute Non-Securitization Collateral from the Lockbox Account pursuant to this Section 8(c), the Intercreditor Collateral Agent may rely conclusively on the notice provided by the Bank Agent to the effect that a Bank Default has occurred without conducting any independent investigation thereof and notwithstanding any assertion or evidence to the contrary.

(d)           Conflicting Instruction.  Notwithstanding the foregoing, the Intercreditor Collateral Agent shall have no duty or responsibility to exercise any discretion with respect to determining the nature of, receiving, holding and/or distributing all or any portion of the Collateral or any other collateral or funds held by the Intercreditor Collateral Agent pursuant to the terms of this Agreement.  Without limiting the generality of the foregoing, the parties hereby agree that the Intercreditor Collateral Agent shall be obligated to disburse funds from the Lockbox Account only in accordance with instructions from UCI or the Manager given pursuant to Section 7(a), 7(b) or 7(c), instructions from the Indenture Trustee given pursuant to Section 8(b) or 8(d) or instructions from the Bank Agent given pursuant to Section 8(c) or 8(d).  In the event the Intercreditor Collateral Agent receives conflicting notices or instructions or in the event it is unable in good faith to determine what action it should take, or is unsure as to the application, intent, interpretation or meaning of any provision therein or hereof, the Intercreditor Collateral Agent may give notice (in such form as shall be appropriate under the circumstances) to UCI, the Bank Agent and the Indenture Trustee, requesting written instructions as to the course of action to be adopted, and, to the extent the Intercreditor Collateral Agent acts in good faith in accordance with any such appropriate instruction received from UCI, the Bank Agent and the Indenture Trustee (as directed by the Requisite Global Majority), the Intercreditor Collateral Agent shall not be liable on account of such action or inaction to any Person.  Except with respect to any instructions received from the Indenture Trustee (as directed by the Requisite Global Majority) directing the disposition of the funds on the Lockbox Account that are properly allocated to the Securitization Collateral, if the Intercreditor Collateral Agent shall not have received appropriate instructions within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and the Intercreditor Collateral Agent shall have no liability to any Person for any such action or inaction.

Section 9.               Compensation and Indemnity of Intercreditor Collateral Agent; Waiver of Right of Set-off.

(a)           UCI shall be liable to pay to the Intercreditor Collateral Agent from time to time reasonable compensation for its services.  UCI shall be liable to reimburse the Intercreditor Collateral Agent upon request for all reasonable disbursements, expenses and advances incurred or made by it.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Intercreditor Collateral Agent’s agents and counsel and, subject to the limitations set forth in Section 4 of the Letter Agreement, all fees, costs and expenses of any Securitization Accountants and/or Allocation Accounting Firm engaged pursuant to the terms hereof.  UCI shall indemnify the Intercreditor Collateral Agent for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable attorney’s fees and expenses), loss or liability incurred by it without gross negligence or bad faith on its part, arising out of or in connection with the performance of its rights or duties hereunder, the Lockbox Account and the services provided in conjunction therewith.  The Intercreditor Collateral Agent shall notify UCI promptly of any claim asserted against the Intercreditor Collateral Agent for which it may seek indemnity.  However, failure by the Intercreditor Collateral Agent to notify UCI shall not relieve UCI of its obligations hereunder.  Upon the Intercreditor Collateral Agent’s request, UCI shall defend the claim and the Intercreditor Collateral Agent shall provide reasonable cooperation at UCI’s expense in the defense.  The Intercreditor Collateral Agent may have separate counsel and UCI shall be liable to pay the reasonable fees and expenses of such counsel.  UCI need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed.  UCI need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Intercreditor Collateral Agent through the Intercreditor Collateral Agent’s gross negligence or bad faith.  Any amount due under this Section 9(a) that remains unpaid for thirty (30) days after notice thereof shall bear interest at the federal funds rate from the date of notice to the date of payment.

(b)           (i)            Except as provided below, the Intercreditor Collateral Agent and JPMorgan Chase Bank N.A., in its individual capacity, each hereby subordinates all Liens, encumbrances, claims and rights of setoff it may have, now or in the future, against the Lockbox Account or any Collateral or Collections (including checks or other items evidencing the same held therein) or any other property in such Lockbox Account to the prior payment in full in cash of all Securitization Obligations and UCI Obligations and agree that the Liens and security interests securing such Securitization Obligations and UCI Obligations are superior to any such Liens, encumbrances, claims and rights of setoff which the Intercreditor Collateral Agent or JPMorgan Chase Bank N.A., in its individual capacity, might have or obtain in the Lockbox Account or any Collateral or Collections or any other property in such Lockbox Account.

(ii)           Notwithstanding the foregoing, the Intercreditor Collateral Agent and JPMorgan Chase Bank N.A., in its individual capacity, may debit the Lockbox Account from time to time, for (a) checks and other items, including, without limitation, any automated clearinghouse transactions, which are returned for any reason (“Returned Items”), (b) necessary account adjustments, and (c) overdrafts; provided, however, no such offset shall be made unless the Intercreditor Collateral Agent advises UCI of the amount thereof in accordance with the Intercreditor Collateral Agent’s current practice.

(iii)          In the event that  any charges or fees are then due from UCI or any other party hereto to the Intercreditor Collateral Agent under this Agreement or related to any Returned Items, the Lockbox Account or the services provided hereunder, UCI agrees to pay such amounts to the Intercreditor Collateral Agent within thirty (30) days of UCI’s receipt by the Intercreditor Collateral Agent of a written invoice therefor.  In the event that UCI fails to pay the amounts described in the preceding sentence within the time period set forth above, then the Intercreditor Collateral Agent shall have the right to debit the Lockbox Account for such amounts which obligation of UCI shall not be relieved by any such offset or debit by the Intercreditor Collateral Agent (and, upon payment by UCI of such amounts to the Intercreditor Collateral Agent, the Intercreditor Collateral Agent shall deposit such amounts into the Lockbox Account).

(iv)          In the event there are insufficient funds in the Lockbox Account to reimburse the Intercreditor Collateral Agent for the amount of any Returned Items or unpaid charges or fees for which the Intercreditor Collateral Agent is entitled to debit the Lockbox Account in accordance with clause (ii) or (iii) above, then UCI shall (x) reimburse the Intercreditor Collateral Agent immediately upon demand and (y) to the extent Collections in respect of Returned Items have been disbursed to any Collection Party in accordance with the terms of this Agreement, may debit an amount equal to such disbursement from future allocations to such Collection Party.

Section 10.             Resignation by or Removal of Intercreditor Collateral Agent.

(a)           The Intercreditor Collateral Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least sixty (60) days’ prior written notice to each of UCI, the Indenture Trustee and each UCI Lender then party thereto.  UCI (with the consent of the Requisite Global Majority which consent shall not be unreasonably withheld) may, at any time, for or without cause, remove the Intercreditor Collateral Agent by giving at least twenty (20) days prior written notice to the Intercreditor Collateral Agent, the Indenture Trustee and each UCI Lender then party thereto.

(b)           Upon the effectiveness of any such notice of resignation or removal given pursuant to Section 10(a) above, UCI shall appoint a successor Intercreditor Collateral Agent hereunder (with the consent and approval of the Requisite Global Majority (such consent and approval not to be unreasonably withheld)) which shall be an incorporated bank or trust company and which shall execute counterparts hereof or such other instrument reasonably satisfactory to evidence acceptance of the duties and obligations of the Intercreditor Collateral Agent hereunder.

(c)           If a successor Intercreditor Collateral Agent shall not have been so appointed within the applicable notice period, the Requisite Global Majority shall then appoint a successor Intercreditor Collateral Agent which shall be a bank or trust company with a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and which shall execute counterparts hereof or such other instrument reasonably satisfactory to evidence acceptance of the duties and obligations of the Intercreditor Collateral Agent hereunder and which shall serve as Intercreditor Collateral Agent hereunder or thereunder until such time, if any, as UCI appoints a successor Intercreditor Collateral Agent as provided above.

(d)           After the resignation or removal of any Intercreditor Collateral Agent pursuant to this Section 10, the provisions of Section 5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Intercreditor Collateral Agent hereunder, and Section 9(a) above shall continue to inure to its benefit.

Section 11.             No Implied Waivers, Etc.  Except as expressly provided herein, nothing in this Agreement shall be deemed to constitute a waiver of or shall otherwise affect any of the interests, rights or remedies which either the UCI Lenders or the Indenture Trustee may have under the UCI Lender Documents or the Securitization Documents, respectively, or under applicable law.

Section 12.             Amendments.  No term or provision of this Agreement may be amended, modified, waived, discharged or terminated orally and any such term or provision may only be amended,

modified, waived, discharged or terminated by an instrument in writing signed by the Indenture Trustee (at the direction of the Requisite Global Majority), UCI, the Bank Agent and the Intercreditor Collateral Agent; provided, however, that no such instrument or agreement shall amend, modify or waive any provision of this Agreement relating to the allocation of Collections hereunder or otherwise affect the rights of any Collection Party or UCI to receive distributions and/or payments of Collections allocated hereunder or under any other Related Documents, without the written consent of such Collection Party or UCI, as the case may be, then party to this Agreement (in addition to the other Parties required to consent thereto).

Section 13.             Benefit of Agreement; Joinder.

(a)           This Agreement is intended solely for the benefit of the Collection Parties and UCI and their respective successors and assigns and no other Person shall have any right, power, benefit, privilege, priority or interest under or through this Agreement.  Each party hereto agrees that, if the Indenture Trustee shall fail to act as directed by the Requisite Global Majority at any time at which it is so required hereunder or under any Related Documents, then the Requisite Global Majority shall be entitled to directly enforce the provisions of this Agreement or take any such action directly in its own capacity or on behalf of the Indenture Trustee.

(b)           Additional UCI Lenders not initially party to this Agreement shall be entitled to participate in this Agreement, as it may from time to time be amended or supplemented, by executing a “Supplemental Agreement”, substantially in the form of Exhibit ”B” hereto, accepting the terms of this Agreement, as amended and supplemented to the date of such execution.  Upon execution and delivery of such “Supplemental Agreement”, such party shall become a UCI Lender hereunder with the same force and effect as if originally named as a UCI Lender herein.  Such participation shall require the written approval of UCI and the Intercreditor Collateral Agent but shall not require the further authorization or approval of any of the other parties hereto, provided that the participation in this Agreement by such additional party does not conflict with the UCI Lender Documents or the Securitization Documents, and provided further that UCI shall have given five (5) days’ prior written notice of the participation in this Agreement by such additional party to the Indenture Trustee and each Series Enhancer.  UCI shall promptly furnish each of the Indenture Trustee, each Series Enhancer and the Intercreditor Collateral Agent then party to this Agreement with a copy of the executed Supplemental Agreement with such additional party.  The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new UCI Lender as a party to this Agreement.

Section 14.             Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

Section 16.             Notices.  All notices and other communications provided to any party hereto under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as may be designated by such party from time to time in a notice complying as to delivery with the terms of this section to the other parties.  Any notice, if mailed or sent by courier or hand delivery, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when such notice is transmitted and receipt is confirmed by telephone or electronic means.

Section 17.             Headings.  The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

Section 18.             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law, except that matters relating solely to the operations of the Lockbox Account and the payment of checks and other items governed by Articles 3 and 4 of the Uniform Commercial Code shall be governed by and construed in accordance with the laws of the State of Texas.

Section 19.             No Petition.  (a)  Each of the UCI Lenders hereby covenants and agrees that (i) prior to the date which is one year and one day after the payment in full of all Securitization Obligations, it will not institute against or join any other Person in instituting against UCO 2005 or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States, including, without limitation, the Bankruptcy Code, or any state of the United States, (ii) it will not seek to challenge or contest, in any proceeding, suit or action of any nature whatsoever or otherwise, any transfer, disposition, contribution to capital or “true sale” of any Securitization Collateral or other assets pursuant to any of the Securitization Documents and (iii) it will not seek, through any proceeding, suit or action of any nature whatsoever or otherwise, the consolidation, financial or otherwise, of UCO 2005 with any other Person.

(b)           The provisions of this Section 19 shall be continuing and shall survive any termination of this Agreement.

Section 20.             Insolvency.  This Agreement shall be applicable both before and after the filing of any petition by or against UCI under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to UCI shall be deemed to apply to a trustee for UCI, as the case may be, and UCI, as debtor-in-possession. The relative rights of the UCI Lenders and the Indenture Trustee in or to any allocation of or distributions or disbursements from or in respect of any Non-Securitization Collections or proceeds of Non-Securitization Collections, or Securitization Collections or proceeds of Securitization Collections, respectively, shall continue after the filing thereof on the same basis as prior to the date of the petition, notwithstanding any court order approving the financing of or use of cash collateral by UCI as debtor-in-possession or by any trustee appointed in its case.

Section 21.             Termination.  This Agreement shall terminate upon the indefeasible payment in full in cash of all Securitization Obligations and the satisfaction and discharge of the Securitization Indenture.

Section 22.             Entire Agreement.  The provisions of the Intercreditor Collateral Agent’s commercial account agreement or other treasury management agreement and related service terms governing the relationship between UCI and the Intercreditor Collateral Agent with respect to the Lockbox Account and any other applicable account (collectively, the “Lockbox Agreements”) are incorporated by reference to the extent not inconsistent with this Agreement.  In the event of conflict among the provisions of this Agreement and the Lockbox Agreements, the provisions of this Agreement shall control.  This Intercreditor Agreement, the Letter Agreement and the other Related Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

UNIVERSAL COMPRESSION, INC.,
in its individual capacity and as Manager

By:	/s/ J. Michael Anderson
J. Michael Anderson, Senior Vice President and Chief Financial Officer

Address:	4444 Brittmoore Road
Houston, TX 77041

Facsimile No.: 713-466-6720
Telephone No.: 713-335-7295

Attn.: J. Michael Anderson

UCO COMPRESSION 2005 LLC

By:          /s/ J. Michael Anderson
                J. Michael Anderson, Senior Vice President and

                Chief Financial      Officer

Address:                4444 Brittmoore Road
                                Houston, TX 77041

Facsimile No.:       713-466-6720
Telephone No.:     713-335-7295

Attn.:  J. Michael Anderson

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:          /s/ Marianna C. Stershic
Name:     Marianna C. Stershic
Title:       Vice President

Address:                                               MAC N9311-161

                                                                                                Sixth Street and Marquette Avenue

                                                                                                Minneapolis, MN 55479

Facsimile No.:       612-667-3464
Telephone No.:     612-667-8058

Attn.:      Corporate Trust Services — Asset-Backed
                Administration

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Bank Agent

By:          /s/ David E. Humphreys
Name:     David E. Humphreys
Title:       Director

Address:                                               Structured Asset Finance

                                                                                                301 S. College St., Mailcode:  NC0610

                                                                                                Charlotte, North Carolina 28288-0610

Facsimile No.:       704-374-8778
Telephone No.:     704-383-0575

Attn.:      [Senior Vice President, Risk Management]

JPMORGAN CHASE BANK, N.A.,
as Intercreditor Collateral Agent

By:          /s/ Dianne L. Russell
Name:     Dianne L. Russell
Title:       Vice President

Address:                600 Travis Street, Floor 20
                                Houston, Texas 77002-3009

Facsimile No.:       713-216-7794
Telephone No.:     713-216-6603

Attn.:      Dianne L. Russell

Exhibit “A”

FORM OF
REPETITIVE WIRE INSTRUCTIONS

To:          Intercreditor Collateral Agent

Reference is hereby made to that certain Intercreditor And Collateral Agency Agreement, dated as of October 28, 2005 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”), among Universal Compression, Inc., in its individual capacity and as the initial Manager, UCO Compression 2005 LLC, Wells Fargo Bank, National Association, as Indenture Trustee, Wachovia Bank, National Association, as the Bank Agent, JPMorgan Chase Bank, N.A., in its individual capacity and as the Intercreditor Collateral Agent and the Additional UCI Lenders from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The undersigned, as Indenture Trustee, hereby notifies you that following account constitutes the “Securitization Account” for purposes of the Intercreditor Agreement, and all amounts required to be transferred pursuant to the Intercreditor Agreement to the Securitization Account shall be transferred electronically to such account in accordance therewith and at such times as required thereunder:

Bank Name: (1)

ABA No.:

Account Number:

Account Name:

Reference [For further credit to]:

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(1) N.B. Insert account information for Trust Account.

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You may rely on this notice and the account information for the Securitization Account set forth herein unless and until you receive a subsequent Repetitive Wire Instruction from the Indenture Trustee (in which case the instructions set forth herein shall be automatically terminated and you shall rely on the instructions set forth in such subsequent Repetitive Wire Instruction).

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

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Exhibit “B”

FORM OF
SUPPLEMENTAL AGREEMENT

This Supplemental Agreement, dated as of [___], 20[__] (as amended, supplemented or otherwise modified from time to time, this “Supplemental Agreement”), is by and among [_________________________] (the “New UCI Lender”), Universal Compression, Inc., in its individual capacity and as initial Manager under the Management Agreement (as defined below) (“UCI”), and JPMorgan Chase Bank, N.A., in its capacity as Intercreditor Collateral Agent (the “Intercreditor Collateral Agent”) under the Intercreditor Agreement (as defined below).  Capitalized terms used in this Supplemental Agreement but not defined herein shall have the meanings assigned to such terms in the Intercreditor and Collateral Agency Agreement, dated as of October 28, 2005 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”), among UCI, UCO Compression 2005 LLC, a Delaware limited liability company, Wells Fargo Bank, National Association, as Indenture Trustee, Wachovia Bank, National Association, as the Bank Agent, the Intercreditor Collateral Agent and the Additional UCI Lenders from time to time party thereto.

Accordingly, UCI, the Intercreditor Collateral Agent and the New UCI Lender agree as follows:

Section 1.               The New UCI Lender hereby acknowledges that it has received and reviewed a copy of the Intercreditor Agreement as in effect on the date hereof and agrees:

(a)           that by its execution and delivery hereof, it has joined the Intercreditor Agreement as a UCI Lender party thereto with the same force and effect as if originally signatory thereof and named therein as a UCI Lender;

(b)           to be bound by all covenants, agreements and acknowledgments attributable to a UCI Lender in the Intercreditor Agreement; and

(c)           to perform all obligations required of it by the Intercreditor Agreement.

Each reference to a “UCI Lender” in the Intercreditor Agreement shall be deemed to include the New UCI Lender.  The Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.               The New UCI Lender represents and warrants to UCI and the Intercreditor Collateral Agent that this Supplemental Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.               This Supplemental Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplemental Agreement shall become effective when the Intercreditor Collateral Agent shall have received counterparts of this Supplemental Agreement that, when taken together, bear the signatures of the New UCI Lender, UCI and the Intercreditor Collateral Agent.  Delivery of an executed signature page to this Supplemental Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplemental Agreement.

Section 4.               Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

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Section 5.               In case any one or more of the provisions contained in this Supplemental Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.               All communications and notices hereunder shall be in writing and given as provided in Section 16 of the Intercreditor Agreement.  All communications and notices hereunder to the New UCI Lender shall be given to it at the address set forth under its signature below.

Section 7.               The New UCI Lender agrees to reimburse the Intercreditor Collateral Agent for its out-of-pocket expenses in connection with this Supplemental Agreement, including the fees, disbursements and other charges of counsel for the Intercreditor Collateral Agent.

Section 8.               THIS SUPPLEMENTAL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW.

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Agreement to be duly executed and delivered by its proper and duly authorized officer as of this _____ day of ____________, _____.

[NEW UCI LENDER]

By:
Name:
Title:

Address:

UNIVERSAL COMPRESSION, INC.

By:
Name:
Title:

JPMorgan Chase Bank, N.A., as Intercreditor Collateral Agent

By:
Name:
Title:

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